Exhibit 99.1

FutureFuel Releases Second Quarter 2021 Results

FutureFuel Second Quarter Net Income of $3.5 Million

Reports Net Income of $3.5 Million or $0.08 per Diluted Share, and Adjusted EBITDA of $4.7 Million

CLAYTON, Mo., August 9, 2021 (GLOBE NEWSWIRE) -- FutureFuel Corp. (NYSE:FF) (“FutureFuel”), a manufacturer of custom and performance chemicals and biofuels, today announced financial results for the second quarter and the six months ended June 30, 2021.

Second quarter 2021 Financial Highlights (all comparisons are with the second quarter of 2020)

●	Revenues were $74.1 million, up 56% from $47.4 million
●	Adjusted EBITDA was $4.7 million, up 76% from $2.7 million
●	Net income was $3.5 million, or $0.08 per diluted share, down from net income of $15.2 million, or $0.35 per diluted share.

Six month 2021 Financial Highlights (all comparisons are with the first half of 2020)

●	Revenues were $115.6 million, up 15% from $100.5 million
●	Adjusted EBITDA was ($3.2) million, down from $12.8 million
●	Net loss was $5.3 million, or ($0.12) per diluted share, down from net income of $34.2 million, or $0.78 per diluted share.

“This quarter we saw resilient margin contribution from our biofuels segment, even in the face of record-high feedstock prices. This was made possible by a strong, consistent manufacturing performance since the disruption of Winter Storm Uri. Our efforts are again fully focused on recovering ground in our chemicals segment, which we are attacking on a number of fronts.” said Tom McKinlay, Chief Operating Officer for FutureFuel Corp.

2021 Cash Dividends

FutureFuel paid a regular quarterly cash dividend in the amount of $0.06 per share on our common stock in the second quarter of 2021. In addition, we also declared a special cash dividend of $2.50 per share paid in June.  The remaining quarterly dividends of $0.06 per share are expected to be paid in September and December.

Financial Overview and Key Operating Metrics

Financial and operating metrics, which include non-GAAP financial measures, include dollars in thousands, except per share amounts:

FutureFuel Corp.

Certain Financial and Operating Metrics (Unaudited)

	Three Months Ended June 30,
			Dollar	%
	2021	2020	Change	Change
Revenue	$74,118	$47,422	$26,696	56%
Loss from operations	$(2,003)	$(1,139)	$(864)	(76%)
Net income	$3,481	$15,159	$(11,678)	(77%)
Earnings per common share:
Basic	$0.08	$0.35	$(0.27)	(77%)
Diluted	$0.08	$0.35	$(0.27)	(77%)
Adjusted EBITDA	$4,668	$2,652	$2,016	76%

	Six Months Ended June 30,
			Dollar	%
	2021	2020	Change	Change
Revenue	$115,634	$100,504	$15,130	15%
(Loss) income from operations	$(15,061)	$12,840	$(27,901)	n/a
Net (loss) income	$(5,292)	$34,202	$(39,494)	n/a
(Loss) earnings per common share:
Basic	$(0.12)	$0.78	$(0.90)	n/a
Diluted	$(0.12)	$0.78	$(0.90)	n/a
Adjusted EBITDA	$(3,157)	$12,829	$(15,986)	n/a

Financial and Business Summary

Consolidated revenue in the three and six months ended June 30, 2021 increased $26,696 and $15,130, compared to the three and six months ended June 30, 2020. This increase primarily resulted from increased prices in the biofuels segment partially offset by lower sales volumes in the chemicals segment.  Biofuels volume increased sales revenue in the current three-month period, but reduced revenue in the six-month period, as compared to the same periods of the prior year due to the unfavorable impact of winter storm Uri.

Income from operations in the three months ended June 30, 2021 decreased $864 compared to the three months ended June 30, 2020. This decline primarily resulted from:  i) reduced sales volumes of two custom chemicals we no longer sell; ii) the adjustment in the carrying value of our inventory as determined utilizing the LIFO method of inventory accounting which decreased gross profit $3,115 in the current three-month period as compared to an increase in gross profit of $1,575 in the same prior year period and iii) the change in the unrealized and realized positions in derivative instruments with a loss of $5,404 in the current three month period as compared to a loss of $935 in the same prior year period.  Mostly offsetting these declines was improved margins in the biofuel segment.

Income from operations in the six months ended June 30, 2021 decreased $27,901 compared to the six months ended June 30, 2020. This decline primarily resulted from: i) exorbitant natural gas prices invoiced from Winter Storm Uri which resulted in an increase of $7,800 as compared to the prior year quarter; ii) a reduction in production volumes given the natural gas curtailment; iii) reduced sales volumes of two custom chemicals we no longer sale; iv) the change in the unrealized and realized positions in derivative instruments with a loss of $8,029 in the six months ended June 30, 2021 as compared to a gain of $5,922 in the six months ended June 30, 2020 and iv) the change in the adjustment in the carrying value of our inventory as determined utilizing the LIFO method of inventory accounting.  This adjustment decreased gross profit $7,028 in the six months ended June 30, 2021 as compared to an increase in gross profit of $2,894 in the same prior period. Partially offsetting these declines was improved margins in the biofuel segment.

Capital Expenditures

Capital expenditures were $488 in the first half of 2021, compared with $2,759 in the same period in 2020.

Cash and Cash Equivalents and Marketable Securities

Cash and cash equivalents and marketable securities totaled $143,832 as of June 30, 2021. A special dividend was paid on June 4, 2021 in the amount of $109,408. Cash and cash equivalents were $262,526 as of December 31, 2020.

About FutureFuel

FutureFuel is a leading manufacturer of diversified chemical products, specialty chemical products, and biofuel products. In its chemicals business, FutureFuel manufactures specialty chemicals for specific customers (“custom chemicals”) as well as multi-customer specialty chemicals (“performance chemicals”). FutureFuel’s custom chemicals product portfolio includes chlorinated polyolefin adhesion promoters and antioxidant precursors for a major chemical company. FutureFuel’s performance chemicals product portfolio includes polymer (nylon) modifiers and several small-volume specialty chemicals for diverse applications. FutureFuel’s biofuels segment primarily produces and sells biodiesel to its customers. Please visit www.futurefuelcorporation.com for more information.

Forward-Looking Statements

This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements deal with FutureFuel’s current plans, intentions, beliefs, and expectations, and statements of future economic performance. Statements containing such terms as “believe,” “do not believe,” “plan,” “expect,” “intend,” “estimate,” “anticipate,” and other phrases of similar meaning are considered to contain uncertainty and are forward-looking statements. In addition, from time to time FutureFuel or its representatives have made or will make forward-looking statements orally or in writing. Furthermore, such forward-looking statements may be included in various filings that the company makes with United States Securities and Exchange Commission (the “SEC”), in press releases, or in oral statements made by or with the approval of one of FutureFuel’s authorized executive officers.

These forward-looking statements are subject to certain known and unknown risks and uncertainties, including, but not limited to the COVID-19 pandemic and the response thereto, as well as assumptions that could cause actual results to differ materially from those reflected in these forward-looking statements. Factors that might cause actual results to differ include, but are not limited to, those set forth under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in FutureFuel’s Form 10-K Annual Report for the year ended December 31, 2020 and in its future filings made with the SEC. An investor should not place undue reliance on any forward-looking statements contained in this document, which reflect FutureFuel management’s opinions only as of their respective dates. Except as required by law, the company undertakes no obligation to revise or publicly release the results of any revisions to forward-looking statements. The risks and uncertainties described in this document and in current and future filings with the SEC are not the only ones faced by FutureFuel. New factors emerge from time to time, and it is not possible for the company to predict which will arise. There may be additional risks not presently known to the company or that the company currently believes are immaterial to its business. In addition, FutureFuel cannot assess the impact of each factor on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. If any such risks occur, FutureFuel’s business, operating results, liquidity, and financial condition could be materially affected in an adverse manner. An investor should consult any additional disclosures FutureFuel has made or will make in its reports to the SEC on Forms 10-K, 10-Q, and 8-K, and any amendments thereto. All subsequent written and oral forward-looking statements attributable to FutureFuel or persons acting on its behalf are expressly qualified in their entirety by the cautionary statements contained in this document.

Non-GAAP Financial Measures

In this press release, FutureFuel used adjusted EBITDA as a key operating metric to measure both performance and liquidity. Adjusted EBITDA is a non-GAAP financial measure. Adjusted EBITDA is not a substitute for operating income, net income, or cash flow from operating activities (each as determined in accordance with GAAP), as a measure of performance or liquidity. Adjusted EBITDA has limitations as an analytical tool, and should not be considered in isolation or as a substitute for analysis of results as reported under GAAP. FutureFuel defines adjusted EBITDA as net income before interest, income taxes, depreciation, and amortization expenses, excluding, when applicable, non-cash share-based compensation expense, public offering expenses, acquisition-related transaction costs, purchase accounting adjustments, loss on disposal of property and equipment, gains or losses on derivative instruments, other non-operating income or expense. Information relating to adjusted EBITDA is provided so that investors have the same data that management employs in assessing the overall operation and liquidity of FutureFuel’s business. FutureFuel’s calculation of adjusted EBITDA may be different from similarly titled measures used by other companies; therefore, the results of its calculation are not necessarily comparable to the results of other companies.

Adjusted EBITDA allows FutureFuel’s chief operating decision makers to assess the performance and liquidity of FutureFuel’s business on a consolidated basis to assess the ability of its operating segments to produce operating cash flow to fund working capital needs, to fund capital expenditures, and to pay dividends. In particular, FutureFuel management believes that adjusted EBITDA permits a comparative assessment of FutureFuel’s operating performance and liquidity, relative to a performance and liquidity based on GAAP results, while isolating the effects of depreciation and amortization, which may vary among its operating segments without any correlation to their underlying operating performance, and of non-cash stock-based compensation expense, which is a non-cash expense that varies widely among similar companies, and gains and losses on derivative instruments, whose immediate recognition can cause net income to be volatile from quarter to quarter due to the timing of the valuation change in the derivative instruments relative to the sale of biofuel.

A table included in this earnings release reconciles adjusted EBITDA with net income, the most directly comparable GAAP performance financial measure, and a table reconciles adjusted EBITDA with cash flows from operations, the most directly comparable GAAP liquidity financial measure.

FutureFuel Corp.

Condensed Consolidated Balance Sheets

(Dollars in thousands)

	(Unaudited)
	June 30, 2021	December 31, 2020
Assets
Cash and cash equivalents	$97,594	$198,122
Accounts receivable, inclusive of the blenders' tax credit of $12,160 and $8,300 and net of allowances for bad debt of $50 and $63, respectively	31,354	22,813
Inventory	53,514	33,889
Marketable securities	46,238	64,404
Other current assets	21,163	23,377
Total current assets	249,863	342,605
Property, plant and equipment, net	86,852	91,544
Other assets	5,705	7,155
Total noncurrent assets	92,557	98,699
Total Assets	$342,420	$441,304
Liabilities and Stockholders’ Equity
Accounts payable, inclusive of the blenders' tax credit rebates due customers of $890 and $1,116	$44,521	$13,437
Dividends payable	5,248	10,498
Other current liabilities	10,608	9,053
Total current liabilities	60,377	32,988
Deferred revenue – long-term	19,129	21,861
Other noncurrent liabilities	5,500	14,572
Total noncurrent liabilities	24,629	36,433
Total liabilities	85,006	69,421
Preferred stock, $0.0001 par value, 5,000,000 shares authorized, none issued and outstanding	-	-
Common stock, $0.0001 par value, 75,000,000 shares authorized, 43,763,243 and 43,743,243, issued and outstanding at June 30, 2021 and December 31, 2020, respectively	4	4
Accumulated other comprehensive income	208	208
Additional paid in capital	282,446	282,215
Retained (deficit) earnings	(25,244)	89,456
Total Stockholders’ Equity	257,414	371,883
Total Liabilities and Stockholders’ Equity	$342,420	$441,304

FutureFuel Corp.

Condensed Consolidated Statements of Operations

and Comprehensive Income

(Dollars in thousands, except per share amounts)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Revenue	$74,118	$47,422	$115,634	$100,504
Cost of goods sold and distribution	74,161	46,511	126.413	83,194
Gross (loss) profit	(43)	911	(10,779)	17,310
Selling, general, and administrative expenses	1,162	1,282	2,710	2,867
Research and development expenses	798	768	1,572	1,603
Total operating expenses	1,960	2,050	4,282	4,470
(Loss) income from operations	(2,003)	(1,139)	(15,061)	12,840
Other income, net	1,015	11,409	913	3,261
(Loss) income before income taxes	(988)	10,270	(14,148)	16,101
Income tax benefit	(4,469)	(4,889)	(8,856)	(18,101)
Net income (loss)	$3,481	$15,159	$(5,292)	$34,202

Earnings (loss) per common share
Basic	$0.08	$0.35	$(0.12)	$0.78
Diluted	$0.08	$0.35	$(0.12)	$0.78
Weighted average shares outstanding
Basic	43,754,232	43,743,243	43,748,768	43,743,243
Diluted	43,754,422	43,743,740	43,748,768	43,743,491

Comprehensive income (loss)
Net income (loss)	$3,481	$15,159	$(5,292)	$34,202
Other comprehensive income (loss) from unrealized net gain (loss) on available-for-sale debt securities	60	190	-	(207)
Income tax effect	(16)	(40)	-	44
Total other comprehensive income (loss), net of tax	44	150	-	(163)
Comprehensive income (loss)	$3,525	$15,309	$(5,292)	$34,039

FutureFuel Corp.

Consolidated Statements of Cash Flows

(Dollars in thousands)

(Unaudited)

	Six Months Ended June 30,
	2021	2020
Cash flows from operating activities
Net (loss) income	$(5,292)	$34,202
Adjustments to reconcile net income to net cash from operating activities:
Depreciation	5,231	5,862
Amortization of deferred financing costs	47	60
(Provision) benefit for deferred income taxes	(8,881)	699
Change in fair value of equity securities	222	7,405
Change in fair value of derivative instruments	1,136	198
(Gain) loss on the sale of investments	(758)	1,080
Stock based compensation	-	49
Loss on disposal of property and equipment	-	2
Impairment of intangible asset	1,315	-
Noncash interest expense	16	27
Changes in operating assets and liabilities:
Accounts receivable	(9,946)	81,029
Accounts receivable – related parties	1,405	4,290
Inventory	(19,625)	(4,610)
Income tax receivable	801	(19,380)
Prepaid expenses	1,977	782
Prepaid expenses – related parties	(12)	-
Other assets	635	350
Accounts payable	23,074	(29,702)
Accounts payable – related parties	7,959	220
Accrued expenses and other current liabilities	7	2,572
Accrued expenses and other current liabilities – related parties	-	(64)
Deferred revenue	(1,318)	(659)
Other noncurrent liabilities	(342)	(211)
Net cash (used in) provided by operating activities	(2,349)	84,201
Cash flows from investing activities
Collateralization of derivative instruments	(2,060)	(2,877)
Purchase of marketable securities	(19,170)	(2,359)
Proceeds from the sale of marketable securities	37,873	5,192
Proceeds from the sale of property and equipment	-	50
Proceeds from the sale of intangible asset	93	-
Capital expenditures	(488)	(2,759)
Net cash from (used in) investing activities	16,248	(2,753)
Cash flows from financing activities
Loan proceeds	-	8,180
Payment on loan	-	(8,180)
Deferred financing costs	-	(477)
Proceeds from the issuance of stock	231	-
Payment of dividends	(114,658)	(136,479)
Net cash used in financing activities	(114,427)	(136,956)
Net change in cash and cash equivalents	(100,528)	(55,508)
Cash and cash equivalents at beginning of period	198,122	243,331
Cash and cash equivalents at end of period	$97,594	$187,823

Cash paid for interest	$43	$1
Cash paid for income taxes	$79	$639
Noncash investing and financing activities:
Noncash capital expenditures	$51	$94
Noncash operating leases	$269	-

FutureFuel Corp.

Reconciliation of Non-GAAP Financial Measure to Financial Measure

(Dollars in thousands)

(Unaudited)

Reconciliation of Adjusted EBITDA to Net Income

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Net income (loss)	$3,481	$15,159	$(5,292)	$34,202
Depreciation	2,623	2,858	5,231	5,862
Non-cash stock-based compensation	-	-	-	49
Interest and dividend income	(790)	(1,519)	(1,795)	(3,486)
Non-cash interest expense and amortization of deferred financing costs	31	31	63	87
Losses on disposal of property and equipment	-	-	-	2
Loss (gain) on derivative instruments	5,404	935	8,029	(5,922)
(Gain) loss on marketable securities	(1,612)	(1,573)	(537)	8,486
Other income	-	(8,350)	-	(8,350)
Income tax benefit	(4,469)	(4,889)	(8,856)	(18,101)
Adjusted EBITDA	$4,668	$2,652	$(3,157)	$12,829

Reconciliation of Adjusted EBITDA to Net Cash Provided by Operating Activities

	Six Months Ended June 30,
	2021	2020
Net cash (used in) provided by operating activities	$(2,349)	$84,201
Benefit for deferred income taxes	8,881	(699)
Interest and dividend income	(1,795)	(3,486)
Income tax benefit	(8,856)	(18,101)
Loss (gain) on derivative instruments	8,029	(5,922)
Change in fair value of derivative instruments	(1,136)	(198)
Change in operating assets and liabilities, net	(4,615)	(34,617)
Other income	-	(8,350)
Impairment of intangible asset	(1,315)	-
Other	(1)	1
Adjusted EBITDA	$(3,157)	$12,829

FutureFuel Corp.

Condensed Consolidated Segment Income

(Dollars in thousands)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Revenue
Custom chemicals	$12,260	$18,041	$22,935	$41,801
Performance chemicals	3,287	4,797	8,722	8,730
Chemicals revenue	$15,547	$22,838	$31,657	$50,531
Biofuels revenue	58,571	24,584	83,977	49,973
Total Revenue	$74,118	$47,422	$115,634	$100,504

Segment gross (loss) profit
Chemicals	$4,285	$7,577	$2,984	$15,591
Biofuels	(4,328)	(6,666)	(13,763)	1,719
Total gross (loss) profit	(43)	911	(10,779)	17,310

Depreciation is allocated to segment cost of goods sold based on plant usage. The total assets and capital expenditures of FutureFuel have not been allocated to individual segments as large portions of these assets are shared to varying degrees by each segment, causing such an allocation to be of little value.

COMPANY CONTACT

FutureFuel Corp.

Tom McKinlay

(314)854-8352

www.futurefuelcorporation.com